UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 13, 2007 (December 13, 2007)
CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On and effective December 13, 2007, Mr. William Ho resigned as Chief Financial Officer of China Public Security Technology, Inc. (the "Company"). Mr. Ho’s resignation is not in connection with any known disagreement with the Company on any matter.

On and effective December 13, 2007, the Company appointed Mr. Zhaoyang Chen, age 43, as Chief Financial Officer of the Company. Mr. Chen has had over 15 years’ experience in the field of financial management and investments and has served as the Company’s Vice President of Investments since April 2007. Prior to joining the Company, Mr. Chen served from July 2004 to March 2007 as the General Manager of the Gaoying Group (Hong Kong), where he was responsible for overall operations and several acquisition projects. Prior to that Mr. Chen served from September 1999 to June 2004 as the Assistant General Manager of the Shenzhen Zheng Jia Investment Company, where he was responsible for corporate finance management and project investments. Mr. Chen has also served as the General Manager of Risk Control for the Shenzhen Zhong Cheng Enterprises Group and as the Chief Financial Officer and Director of Guizhou Fu Bao Co., Ltd., during its application for A Share listing in China. Mr. Chen holds a Bachelor’s degree in a from the Hangzhou Dianzi University.

No family relationship exists between Mr. Chen and any other director or executive officer of the Company and there are no transactions between Mr. Chen and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Chen spends 100% of his time on the Company’s affairs.

Mr. Chen and the Company had previously entered into the Company’s form employment agreement which is still in force. In addition, the Company granted Mr. Chen options to purchase 20,000 shares of the Company’s common stock, par value $0.01, under its 2007 Equity Incentive Plan (the "2007 Plan"), along with certain other non-executive employees of the Company. The options have an exercise price of at $9.48 per share, will vest on December 5, 2008 and will expire on December 5, 2011.

A copy of the press release issued by the Company on December 13, 2007 to announce the appointment of Mr. Chen as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On June 13, 2007, the board of directors of the Company adopted the 2007 Plan, which provides for grants of stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and performance shares. Thereafter, on June 27, 2007, the Company filed a Registration Statement on Form S-8 registering the shares issuable under the 2007 Plan.

On December 5, 2007, the Company granted options to purchase an aggregate of 490,000 shares of the Company’s common stock under the 2007 Plan to certain of its non-executive employees, pursuant to stock option agreements between the Company and each of the employees. This amount includes options to purchase 20,000 shares of the Company’s common stock granted to Mr. Chen prior to his appointment as the Company’s Chief Financial Officer. The options have an exercise price of at $9.48 per share, will vest on December 5, 2008 and will expire on December 5, 2011. The Company’s form of Stock Option Agreement is attached as Exhibit 10.1 to this Current Report.

The terms and conditions of each of the stock option agreements are materially consistent with the previously disclosed terms of the 2007 Plan. All of the terms of the 2007 Plan, including those discussed in this Current Report, are qualified by reference to the provisions of the 2007 Plan, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 13, 2007.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Number	Description

10.1	Form of Stock Option Agreement.

99	Press Release, dated December 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Dated: December 13, 2007	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Form of Stock Option Agreement.

99	Press Release, dated December 13, 2007.